CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated March 1, 2011, on the financial statements of LoCorr Managed Futures Strategy Fund, a series of LoCorr Investment Trust, as of February 23, 2011 and for the one day the ended and to all references to our firm included in or made a part of this Pre-Effective Amendment under the Securities Act of 1933 and Pre-Effective Amendment under the Investment Company Act of 1940 to the LoCorr Investment Trust’s Registration Statement on Form N-1A.

/S/COHEN FUND AUDIT SERVICES, LTD.
Westlake, Ohio
March 1, 2011